UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2016

MOLSON COORS BREWING COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 1-14829

Delaware	84-0178360
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1801 California Street, Suite 4600, Denver, Colorado 80202
1555 Notre Dame Street East, Montréal, Québec, Canada, H2L 2R5
(Address of principal executive offices, including zip code)

(303) 927-2337 / (514) 521-1786
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On January 28, 2016, Molson Coors Brewing Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with UBS Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., as representatives of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”), relating to an underwritten public offering (the “Offering”) of an aggregate of 29,884,393 shares (the “Shares”) of the Company’s Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”), which amount includes 2,716,763 shares of Class B Common Stock which may be sold pursuant to the exercise of an option by the Underwriters on the same terms and conditions as the Shares, which was exercised in full on January 29, 2016.  The Shares were sold to the public at a price of $86.50 per share, and the Underwriters agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $84.5538 per share.  After underwriting discounts and commissions and estimated offering expenses, the Company expects to receive net proceeds of approximately $2.5 billion from the Offering.  The Underwriting Agreement contains representations by the Company and indemnification on certain matters in favor of the Underwriters.

The Shares are being issued pursuant to an automatically effective shelf registration statement on Form S-3 that the Company filed with the Securities and Exchange Commission (the “SEC”) on January 26, 2016 (File No. 333-209123).  A prospectus supplement relating to the Offering has been filed with the SEC.  The closing of the Offering is expected to occur on or about February 3, 2016.

The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the document which is attached hereto as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion and consent of Perkins Coie LLP relating to the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01.                Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
1.1

Underwriting Agreement, dated January 28, 2016, among Molson Coors Brewing Company and UBS Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., as representatives of the several underwriters named in Schedule I thereto.

5.1	Opinion of Perkins Coie LLP.

23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY

Date:	February 2, 2016	By:	/s/ Samuel D. Walker
Samuel D. Walker
Chief People and Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1

Underwriting Agreement, dated January 28, 2016, among Molson Coors Brewing Company and UBS Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., as representatives of the several underwriters named in Schedule I thereto.

5.1	Opinion of Perkins Coie LLP.

23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1).